Exhibit 10.6

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

12/11/2008

Dry Workflow Purchase Agreement

This Dry Workflow Purchase Agreement (“Agreement”), effective as of December 16, 2008, or, if 1eft blank, the last date of signature by a party hereto (“Effective Date”), is made by and between Advance Technology Materials. Inc., with a principal place of business at 7 Commerce Drive, Danbury, CT 06810 (“Customer”), and Intermolecular, Inc., with a principal place of business at 2865 Zanker Road, San Jose, CA 95134 (“IM”). Customer and IM are sometimes referred to herein individually as a ‘‘party” and collectively as the “parties.”

RECITALS

Whereas, IM has developed proprietary tools to enable high productivity combinatorial experimentation and is in the business of selling, leasing and/or licensing such technology; and

Whereas, Customer desires to purchase from IM a dry workflow and its related licenses as contemplated in this Agreement and IM agrees to install the workflow for use at its site, and to ship to and install the workflow at Customer Site(s) as specified herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as set forth below.

The following exhibits are hereby incorporated into the Agreement:

Exhibit A: Quote
Exhibit B: Specifications
Exhibit C: Acceptance Criteria
Exhibit D: IM Maintenance and Support Services

Capitalized terms in the Exhibits have the meaning assigned to them in the body of the Agreement, unless otherwise separately defined in the relevant Exhibit.

ARTICLE 1
DEFINITIONS

1.1                                 “Affiliate” means any entity directly or indirectly controlling, controlled by or under common control with, a party to this Agreement. For purposes of this Agreement, only the direct or indirect ownership of fifty percent (50%) or more of the voting securities of an entity shall be deemed to constitute control.

1.2                                 “Alliance Agreement” means the agreement between the Parties with that title executed with an effective date of November 17, 2006 (“Alliance Agreement Effective Date”).

1.3                                 “Alliance Technology” has the meaning assigned to it in the Alliance Agreement.

1.4                                 “Confidential Information” means any information disclosed by one party to the other in connection with this Agreement, whether in electronic, written, graphic, oral, machine readable or other tangible or intangible form, that is (i) marked or identified at the time of disclosure as “Confidential” or “Proprietary” or in some other manner so as to clearly indicate its confidential nature, or (ii) if disclosed orally should reasonably be considered confidential by the receiving party given the nature of the information or the circumstances of its disclosure.

1.5                                 “Customer Independent Technology” means all Intellectual Property Rights that is (i) owned, licensed or otherwise controlled by Customer on or prior to the Effective Date; or (ii) created, conceived or reduced to practice by Customer employees, contractors or agents without reliance upon, use of or benefit of (a) the Dry HPC Technology, (b) Dry HPC Technology derivatives, (c) IM independent IP, or (d) any technology, know-how or technical information provided by or obtained from an IM employee, contractor or agent, directly and or indirectly.

1.6                                 “Equipment” means Dry Workflow hardware tools (excluding Informatics Hardware) that may be sold pursuant to this Agreement, conforming to the Specifications.

1.7                                 “Field” means technologies, methods and embodiments for materials, processes, apparatus, process integration, and device integration, or any combination thereof, used for the research, development, commercialization or manufacturing of integrated circuits and photovoltaic cells.

1.8                                 “Dry HPC Technology” means all techniques, methodologies, processes, test vehicles, synthetic procedures, technology, systems, or combination thereof (collectively, “Techniques”) (a) subject to or covered by any Intellectual Property Right owned by IM or licensed to IM, (b) provided by IM to Customer and (c) used for the simultaneous parallel or rapid serial: (i) design, (ii) synthesis, (iii) processing, (iv) process sequencing, (v) process integration, (vi) device integration, (vii) analysis, or (viii) characterization of more than two (2) compounds, compositions, mixtures, processes, or synthesis conditions, or the structures derived from such. Dry HPC Technology does not include any of the foregoing Techniques to the extent they were (A) used by Customer prior to the Effective Date, (B) created, conceived or reduced to practice by Customer independent of this Agreement, without reliance on or use or benefit of Alliance Technology, IM Independent IP, or any technology, know-how or information provided by or obtained from an IM employee, contractor or agent, directly and or indirectly. It is understood that test vehicles include physical and or electrical characterization devices such as test structures or chips, used in the design, process development, manufacturing process qualification, and manufacturing process control of integrated circuit devices. It is also understood that Dry HPC Technology does not include the use of equipment that is commercially available (from parties other than IM) for nominally uniform processing of one or more single substrate in commercial manufacturing and/or research and development.

1.9                                 “HPC-Enabled Informatics Software” means Informatics Software and Equipment control software that enables Equipment to use Dry HPC Technology. “Non-HPC-Enabled Informatics Software” means Informatics Software and Equipment control software that operates Equipment without enabling it to utilize Dry HPC Technology. Use of HPC-Enabled Informatics Software at a Site requires an HPC Site License, in addition to a license to use the software.

1.10                           “HPC Site License” means a license to use Dry HPC Technology at a specific Site as set forth in this Agreement, for the initial term and applicable renewal terms. The Dry Workflow HPC Site License is waived in this Agreement as long as Customer pays the HPC Site License for the Wets Workflows set forth in the Wets Workflow Purchase Agreement. If Customer stops making such payment, Customer agrees to pay the HPC Site License fee set forth in the Quote or subsequent documentation.

1.11                           “IM Independent IP” means all Intellectual Property Rights that are (i) owned, licensed or otherwise solely controlled by IM as of the Effective Date; or (ii) created, conceived or reduced to practice by IM employees, contractors or agents without reliance, use or benefit of (a) Customer Independent Technology or (b) technology, know-how or technical information provided by or obtained from a Customer employee, contractor or agent, directly and or indirectly and including the Dry HPC Technology.

1.12                           “Informatics Hardware” means the information technology hardware manufactured by Third Parties, conforming to the Specifications therefor.

1.13                           “Informatics Software” means machine readable object code versions of the software licensed to be used with the Informatics Hardware, and related documentation, together with any Informatics Updates, if any, that may be provided by IM to Customer during its license term. Informatics Software may consist of either HPC-Enabled Informatics Software or Non-HPC-Enabled Informatics Software. Informatics Software does not include Third Party Software.

1.14                           “Informatics Improvements” means improvements, additions, or modifications to the Informatics Software to add features, support additional Equipment or support new uses or applications of the Equipment developed and released by IM. IM may periodically offer Informatics Improvements for sale or license to Customer and will negotiate in good faith with Customer terms in connection therewith.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.15                           “Informatics Updates” means error corrections, bug fixes or workarounds to the Informatics Software that are developed and released by IM solely to ensure that the Informatics Software performs in accordance with its Specifications, along with any improvements to the Informatics Software that may be developed and release by IM from time to time and which it makes available to customers for no separate charge. IM shall make Informatics Updates available to Customer at no charge. Informatics Updates do not include Informatics Improvements.

1.16                           “Intellectual Property Rights” means rights in and to any and all (i) U.S. and foreign patents and patent applications claiming any inventions or discoveries made, developed, conceived, or reduced to practice, including all divisions, substitutions, continuations, continuation-in-part applications, and reissues, re-examinations and extensions thereof, (ii) copyrights, (iii) unpatented information, trade secrets, data, or materials, (iv) mask work rights, and (v) any other intellectual or other proprietary rights of any kind now known or hereafter recognized in any jurisdiction.

1.17                           “Materials Manufacturing Technology” means any data, know-how, techniques, methods, processes, or other technologies for the synthesis, production, packaging, shipping or distribution of commercial quantities of one or more Products, excluding Dry HPC Technology, that is developed, directly or indirectly, through the use of the Dry Workflow that is provided in connection with this Agreement.

1.18                           “Metrology/Characterization Technology” means technology relating to measurements, systems, methods, techniques, test vehicles, synthetic procedures or combination thereof, used to measure materials or processing characteristics or parameters of wafers, wafer samples or other substrates.

1.19                           “Named User” means a Customer employee or subcontractor, or other party with the prior written consent of IM, who has signed a nondisclosure agreement as restrictive as the confidentiality terms set forth herein and who uses the Informatics Software, or any part of the Informatics Software. Named Users may be changed or replaced according to reasonable and ordinary business practices such as termination of employment or changes in job function.

1.20                           “Product” means a compound or material (or composition of compounds and materials) identified, first synthesized, or discovered in whole or in part through use of the Equipment and/or Informatics Software provided through this Agreement and any derivative thereof whether or not the derivative is identified, first synthesized, modified or discovered in whole or in part through use of any Dry Workflow, but does not include materials or compounds developed independent of use of the Dry Workflow and/or methods of using the same.

1.21                           “Purchase Order” means a valid purchase order issued by Customer to IM in response to the Quote, and that incorporates by reference the terms and conditions of this Agreement and the Quote.

1.22                           “Quote” means the IM sales quotation document issued to Customer that incorporates by reference the terms and conditions of this Agreement, and that includes an offer for sale (or license for software) of one or more of the following: the combination described in the applicable quotation of (a) Equipment, (b) Informatics Hardware, (c) licenses to use HPC-Enabled or Non-HPC-Enabled Informatics Software, (d) licenses to use Third Party Software; and/or (e) Services in connection with the configuration, and installation of Equipment and/or Informatics Hardware. The Quote is set forth in Exhibit A.

1.23                           “Services” means services that IM performs for Customer.

1.24                           “Site” means a location identified in the applicable purchase documentation, or a replacement location subsequently agreed to by the parties in writing, which agreement shall not be unreasonably withheld. Notwithstanding the foregoing, the HPC Site License for the original licensed Site shall be deemed to apply to any Customer-owned Dry Workflow or Wets Workflow (as defined in the Wets Workflow Purchase Agreement) at any site that is, now or in the future, owned or leased or rented or otherwise controlled by Customer or an Affiliate, so long as Customer is not in breach of this Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.25                           “Specifications” means specifications of and requirements for (a) any of the Equipment or Informatics Hardware sold in Connection therewith, or (b) HPC-Enabled Software or Non-HPC-Enabled Informatics Software licensed in connection therewith, as set forth in Exhibit B. The Specification attached hereto as Exhibit B is preliminary and shall be updated by mutual agreement of the parties prior to September 15, 2009.

1.26                           “Support” means the maintenance and support Services as described in Exhibit D, for the term specified in the applicable Quote.

1.27                           “Third Party” shall mean any person or entity other than Customer and its Affiliates, IM and its Affiliates, and their permitted assigns.

1.28                           “Third Party Software” is machine readable, object code versions of software provided by IM to Customer pursuant to this Agreement (if identified in the Quote), and licensed by the third party to Customer in accordance with the terms and conditions of Customer’s end user license agreement with the third party (e.g. Oracle Corporation, Adobe Systems Incorporated, Software FX Inc., or Microsoft Corporation).

1.29                           “Wets Workflow Purchase Agreement” means that certain Wets Workflow Purchase Agreement effective as of July 13, 2007, by and between the Parties (including any addenda and amendments thereto).

1.30                           “Dry Workflow” means the combination of one or more of the following as described in the applicable Quote: Equipment; Informatics Hardware; Third Party Software and/or Informatics Software; an HPC Site License.

ARTICLE 2
PURCHASE DOCUMENTATION

2.1                                 Purchases. This Agreement sets forth terms and conditions under which IM will sell to Customer a Dry Workflow, and the terms and conditions under which IM may provide related Services. The sale of Dry Workflow Equipment hereunder is conditional and subject to the terms and and conditions of this Agreement, specifically the use of Equipment to support the application or use of Dry HPC Technology (“HPC Mode”) shall be subject to the licenses set forth in Section 4.3 below, the Royalties payable hereunder, and the payments in the applicable Purchase Documentation associated with the Dry Workflow Equipment.

2.2                                 Purchase Documentation. The Quoteis hereby incorporated by reference into this Agreement. Customer will issue a Purchase Order matching the terms of the Quote within one (1) week of execution of this Agreement. The Quote together with this Agreement shall constitute the complete agreement regarding that purchase and sale of the Dry Workflow and license of the related software and documentation. Notwithstanding the foregoing, nothing contained in any Purchase Order, Purchase Order acknowledgment, or invoice shall in any way modify the terms and conditions of this Agreement, or add any additional terms or conditions. Any software provided hereunder is licensed, not sold, to Customer and any reference to the “sale” or “purchase” of software shall be deemed to mean “license.”

ARTICLE 3
ACCEPTANCE AND SUPPORT SERVICES

3.1                                 Dry Workflow Assembly. IM shall use commercially reasonable efforts to complete assembly and configuration of the Dry Workflow identified in the Quote and make it available at IM’s facility in San Jose, CA on or before [*], at which time IM will demonstrate to Customer wafer transfer and combinatorial dry process deposition (“Platform Assembly”) applicable to one of [*], or [*] applications. Upon completion of said Platform Assembly demonstration, Customer will either (i) confirm in writing that Platform Assembly has occurred, or (ii) identify with reasonable detail any deficiencies, in which case IM will promptly remedy the same and the foregoing demonstration will be repeated. If IM is unable to complete Platform. Assembly by [*] or to remedy the deficiency, Customer may terminate its Purchase Order and this Agreement in accordance with the provisions of Section 11.2 hereof. From Platform Assembly confirmation from Customer until Customer Acceptance, IM will use its best commercial efforts to prioritize equipment up-time over maintenance and updates.

3.2                                 Customer Acceptance. In the [*] calendar quarter of [*], IM shall provide Customer with written notice that it the Dry

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Workflow that Customer is purchasing hereunder is available for acceptance testing. IM shall demonstrate to Customer that the Dry Workflow satisfies the acceptance criteria set forth in Exhibit C (“Acceptance Criteria”), and allow Customer to conduct tests to ensure compliance with said Acceptance Criteria. The Acceptance Criteria attached hereto as Exhibit C is preliminary and shall be updated by mutual agreement of the parties prior to [*]. This demonstration and testing shall take place at IM’s facilities (Customer agrees to attend at its own expense) and shall commence no later than ten (10) business days following said written notice. Upon completion of said demonstration and testing, Customer will either (i) confirm in writing that acceptance of the Dry Workflow has occurred, and Customer shall make the payment associated therewith as set forth in the Quote (“Customer Acceptance”), or (ii) identify with reasonable detail any deficiencies, in which case IM will promptly remedy the same and the foregoing demonstration and testing will be repeated. If IM is unable to remedy the deficiency, Customer may terminate its Purchase Order and this Agreement in accordance with the provisions of Section 11.2 hereof. If Customer does not attend, Customer Acceptance shall be deemed completed upon written notice from IM that the Dry Workflow met the Acceptance Criteria. Title and risk of loss pass to Customer upon Customer Acceptance.

3.3                                 Delivery. At any time from [*] until [*], Customer may request shipment of the Dry Workflow to the Customer Site. Upon such request, Customer and IM shall agree upon a target delivery date, which shall be at least [*] from the request date, when the Dry Workflow will be available for shipment to Customer’s Site (“Target Delivery Date”). If Customer does not make the request before [*], the request shall be deemed made on that date absent mutual written agreement of the parties. Delivery shall be deemed to have occurred at the IM shipping dock when notice is provided by IM to Customer (“Delivery Date”). Customer shall bear all expenses of insurance, packaging and transportation. Customer is solely responsible for and shall prepare the Site for installation of the Dry Workflow item in accordance with the Site preparation specification and that all necessary infrastructure is available prior to the Target Delivery Date (unless otherwise agreed to by the parties in writing). IM will assist Customer with the process of unpacking and installing the Equipment and Informatics Hardware at the Site.

3.4                                 Support, Training, and Services. IM will provide Customer with the Support and the training specified in Exhibit D, which is hereby incorporated by reference into this Agreement. Any additional Services to be provided by IM, including Services not covered by a warranty or pursuant to pre-paid maintenance, will be provided at IM’s then-current rates (plus reasonable travel expenses and other out-of-pocket expenses, if any) pursuant to a statement of work signed by the Parties.

ARTICLE 4
INTELLECTUAL PROPERTY
RIGHTS AND LICENSES

4.1                                 Prior Agreements. Nothing in this Agreement is intended to modify the respective rights and obligations of the Parties as set forth in the Alliance Agreement or Wets Workflow Purchase Agreement.

4.2                                 Intellectual Property Rights. As between Customer and IM, Customer shall be the sole owner of all right, title, and interest in and to (i) the Customer Independent Technology, (ii) Intellectual Property Rights relating to materials or Products and methods of using materials or Products, (iii) Metrology/Characterization Technology that is not Dry HPC Technology, and (iv) Materials Manufacturing Technology, and improvements to any of the foregoing (“Customer Technology”) derived through Customer’s use of the Dry Workflow purchased herein. IM will grant and hereby grants to Customer all right, title, and interest in and to said Customer Technology, unless otherwise set forth in a separate agreement related to the use of the Dry Workflow purchased hereunder for a customer program that is signed by Customer, IM and such customer. All rights to Customer Technology and any improvements thereto not expressly granted in the Agreement shall be reserved to Customer. As between Customer and IM, IM shall be the sole owner of the IM Independent IP, Metrology/Characterization Technology that is Dry HPC Technology, Dry HPC Technology, and any improvements to any of the foregoing (“IM Technology”). All rights to IM Technology and any improvements thereto

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

shall be reserved to IM. Customer will grant and hereby grants to IM all right, title, and interest in and to said IM Technology.

4.3                                 License Grant for Informatics Software and HPC Site License. Subject to the terms and conditions of this Agreement, IM hereby grants to Customer a non-exclusive, non-transferable, license, without the right to sublicense, to use the Equipment and to use the Informatics Software (subject to Section 4.4) identified in the Quote on the Equipment and/or Informatics Hardware for which it was purchased and upon which it was installed, for use by Named Users solely for the purpose of developing and commercializing Products in the Field.

4.3.1                        Customer shall have no right to use Dry HPC Technology under this Agreement unless it purchases HPC-Enabled Informatics Software and purchases an HPC Site License for any Site where it will use Dry HPC Technology. Moreover, Customer’s license to use Dry HPC Technology shall only be for operation of the Equipment for which it has purchased HPC-Enabled Informatics Software, and only for the license term for such software and the HPC Site License, and solely on the Site. The scope of the HPC Site license and the HPC-Enabled Informatics Software license granted by IM to Customer hereunder does not include the right to use the Dry Workflow on behalf of Third Parties, except where the intended purpose of such activities is (a) the qualification or sale by Customer of a resulting Product, or (b) the licensing by Customer to one or more of its partners or customers to make, use or sell such resulting Product, or from a combination of (a) and (b).

4.3.2                        The licenses granted hereunder shall be subject to the payment of all payments set forth in this Agreement and the Quote, including but not limited to Royalties. Customer agrees that access to any Equipment, Informatics Hardware, and/or Informatics Software shall be limited to Named Users who are employees or contractors working directly for Customer. Customer agrees not to sell, lease, or otherwise dispose of (“Transfer”) the Equipment sold hereunder, or allow access for any Third Party to use the Equipment in HPC Mode (“Access”) without explicit written approval by IM, which IM may grant in its discretion and subject to IM entering to a license agreement, if necessary under the circumstances, with such Third Party. Customer can Transfer the Equipment for non-HPC Mode use and agrees to inform any such Third Party purchaser that the Equipment cannot be used to perform Dry HPC Technology without appropriate licenses from IM.

4.4                                 Licensed Software. Customer shall not be an owner of any copies of the Informatics Software, Third Party Software or any documentation delivered to Customer, but Customer is rather licensed pursuant to this Agreement to use any of the Informatics Software, Third Party Software and documentation specified in Quote, or licensed pursuant to the applicable license agreement for Third Party Software.

4.4.1                        Customer acknowledges and agrees that the features and the graphical user interface of the Informatics Software (“User Interface”), including, without limitation, icons, menus and screen designs, screen layouts, and command and screen sequence, are proprietary to IM and/or its licensors, and are disclosed to Customer under a condition of confidentiality. Customer agrees that it will not create software programs incorporating any proprietary part of the User Interface. Nevertheless, if Customer creates one or more data loaders for metrology and/or testing equipment that it wishes to integrate into the Dry Workflow, IM will work with Customer on a time and materials basis (subject to the mutual prior written agreement of the parties) to facilitate the use of said data loader(s) with the User Interface. Customer further acknowledges that the User Interface is a copyrighted work of IM and/or its licensors.

4.4.2                        Customer agrees that it will not itself, and will not through any parent, subsidiary, Affiliate, agent, or other Third Party, directly or indirectly, do any of the following: (i) reproduce, distribute, copy, sell, create derivative works of, lease, license, or sublicense the Informatics Software or any component of either, or any documentation delivered to it pursuant to

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

this Agreement; (ii) use the Informatics Software in connection with any equipment other than the Equipment and the Informatics Hardware; (iii) attempt, or permit any Third Party, to reverse engineer, disassemble, decrypt, decompile, or otherwise attempt to derive source code from the Informatics Software; or (iv) use any Informatics Software that may be licensed hereunder in connection with any time-sharing or other multi-user network or service bureau.

4.4.3                        Customer agrees to establish and maintain records of the identities of Named Users and changes thereto and to make such records available to IM in connection with any audit conducted pursuant to Section 6.6.

4.4.4                        Subject to payment by Customer of the amounts set forth in the applicable Quote and during any period in which Customer pays for the Informatics Maintenance and Support, IM will provide support for the Informatics Software in accordance with Exhibt B and IM will provide Informatics Updates at no additional charge.

4.4.5                        IM commits that through [*], Customer will have the right to renew its HPC Site License and [*] HPC Informatics and Maintenance and Support Informatics Software license on the same terms and conditions included in this Agreement, including pricing terms.

4.5                                 Legend. All copies of the Informatics Software shall include IM’s copyright, trademarks, patent numbers, and other proprietary notices in the manner in which such notices were placed by IM on such Informatics Software. Further, IM may label the Equipment with a permanent non-erasable identification label including hut not limited to IM’s name, IM’s model number, a sequential serial number in IM’s standard format, date of manufacture, location manufactured, and specification version to which the Equipment was manufactured. Customer shall not remove, obscure, or alter IM’s copyright notices, trademarks, patent numbers, or other proprietary rights notices affixed to or contained within the Informatics Software or the Equipment.

4.6                                 Source Code Escrow. In the event that (i) IM becomes insolvent or bankrupt, (ii) IM makes an assignment for the benefit of creditors, (iii) IM consents to a trustee or receiver appointment, (iv) a trustee or receiver is appointed for IM or for a substantial part of its property without its consent, (v) IM voluntarily initiates bankruptcy, insolvency, or reorganization proceedings, or is the subject of involuntary bankruptcy, insolvency, or reorganization proceedings, or (vi) IM announces that it has entered into an agreement to be acquired by a then named Competitor (as defined in the Wets Workflow Purchase Agreement), then IM and Customer will negotiate in good faith to enter into a source code escrow agreement with Iron Mountain Incorporated in a form provided by Iron Mountain Incorporated (or if Iron Mountain Incorporated is no longer engaging in the source code escrow business, a mutually agreed source code escrow company) setting forth source code escrow deposit procedures and source code release procedures relating to Informatics Software. Notwithstanding the foregoing, the escrow instructions shall provide for a release of the source code to Customer of the Informatics Software only upon the occurrence of (a) the filing of a Chapter 7 bankruptcy petition by IM, or a petition by IM to convert a Chapter 11 filing to a Chapter 7 filing; (b) the cessation of business operations by IM; or (c) the failure on the part of IM to comply with its contractual obligations to Customer to comply with its maintenance and support obligations for a period of more than ninety (90) days after it has received written. notice of said breach. Any dispute between the parties over whether an event has occurred that would trigger a release of source code to Customer pursuant to the source code escrow instructions shall be resolved pursuant to Section 12.16. In the event of a release of Informatics Software source code pursuant to this section, said source code shall continue to be the Confidential Information of IM or its successor in interest. In the event of a release of source code to Customer from escrow, Customer may only use, copy and/or modify the source code consistent with the purposes of this Agreement (or have a contractor who has agreed in writing to confidentiality provisions as restrictive as those set forth in this Agreement do so on its behalf).

4.7                                 “Improvements” Defined. As used in this Section 4, “Improvements” means

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

improvements, additions, or modifications to the Equipment or to the use or application of Equipment that IM or Customer, as applicable, conceives, reduces to practice or otherwise develops, other than Informatics Updates, after the confirmation of Platform Assembly by Customer (“Platform Assembly Confirmation”). “Customer Improvements” means Improvements wholly conceived, reduced to practice, or otherwise developed by Customer that were not known to IM prior to Formal Disclosure by Customer to IM (as defined in Section 4.9.2), or that were not generally available to the public or otherwise part of the public domain at the time of Formal Disclosure. “Customer Use Improvements” means Customer Improvements that are new methods of use or modifications to existing methods of use of Equipment in dry processingthat can be implemented without any improvements, additions or modifications to the Equipment. “IM Improvements” means Improvements wholly conceived or reduced to practice by IM.

4.8                                 IM Improvements. IM Improvements are not included within the scope of rights granted hereunder. IM may periodically offer IM Improvements for sale or license to Customer and will negotiate in good faith with Customer terms in connection therewith; provided, that IM will offer to Customer any IM Improvements that it makes generally available to its other customers, except as limited by any Third Party agreement. Any such sale or license shall require the mutual execution of Purchase Documentation explicitly describing the sale or license to Customer of IM Improvements.

4.9                                 Customer Improvements. All improvements to the Dry HPC Technology derived from, based on, or invented in whole or in part through Customer’s use of the Dry Workflow pursuant to this Agreement or using the Dry Workflow purchased herein, whether a Customer Improvement or not. and all Intellectual Property Rights therein, shall be owned by IM and if initially conceived, reduced to practice or developed by Customer (whether or not implemented by IM as set forth in Section 4.9.1), shall be assigned to IM as set forth in Section 4.2. IM hereby grants a non-exclusive. royalty-free license (i.e., IM shall not increase the HPC Site License or HPC Enabled Software License due to the implementation or use of such Improvement) to Customer to use any Improvement (other than an IM Improvement) on or with any Dry Workflow for which Customer continues to pay the HPC Site License fee and continues to license the HPC-Enabled Informatics Software. Notwithstanding the foregoing, no license to Customer to use Dry HPC Technology beyond the term or beyond the scope of any license granted to Customer to use Dry HPC Technology is intended or granted by the preceding sentence. Any notification of a proposed Customer Improvement shall comply with the procedure set forth in Section 4.9.2, below. Notwithstanding the foregoing, if IM wishes to commercialize any non-obvious Customer Improvement for sale to third parties, IM shall first negotiate with Customer in good faith to agree upon reasonable compensation to Customer in view of the contribution of the Customer Improvement to the value of the Dry Workflow or a component thereof. If the Parties cannot agree on such compensation then they shall follow the provisions of Section 4.9.3.

4.9.1                        Any implementation by IM of Customer Improvements on Customer’s behalf shall be the subject of a separately executed statement of work between the parties that shall specify the commercial and other terms.

4.9.2                        Customer may disclose Customer Improvements to IM pursuant to this paragraph. Before fully disclosing any Confidential Information with respect to a Customer Improvement to IM, Customer shall first send a written non-Confidential summary of the proposed Customer Improvement to the attention of the IM Legal Department. Within thirty (30) days of the non-confidential disclosure, IM shall inform Customer that IM either does or does not wish to receive a more detailed description of the proposed Customer Improvement that Customer may label as Confidential Information (“Formal Disclosure”). If IM does not wish to receive the more detailed’ description of the Customer Improvement, Customer may maintain such Customer Improvement as a trade secret. For the avoidance of doubt, the preceding sentence shall not change the provisions of this Agreement concerning ownership of Improvements. Furthermore, IM’s ability to sell, license and sub-license

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Dry HPC Technology shall not be limited by (i) the non-Confidential disclosure above or (ii) any disclosure by Customer to IM employees separate from any Formal Disclosure (other than disclosures to IM employees that are subject to the IP firewall described in Section 7.5.1 hereof) of a Customer Improvement that Customer decides to maintain as a trade secret. Within a reasonable time after its receipt of the Formal Disclosure, IM shall provide notice to Customer that either (a) IM does not wish to implement the proposed Customer Improvement, and that it is returning the Confidential Information (except as required for archival purposes), or (b) IM wishes to further study the feasibility of implementing or commercializing the Customer Improvement including a proposal on how to proceed. Notwithstanding the foregoing, during the one-year period following the Platform Assembly Confirmation of the Dry Workflow sold under this Agreement, Customer shall disclose no more than [*] potential Customer Improvements during any one of the [*] periods immediately following said Platform Assembly Confirmation for consideration by IM above. The restrictions set forth in Section 4.11 only shall apply to Customer Improvements for which there has been a Formal Disclosure (provided that the foregoing shall in no way change or reduce IM’s obligations pursuant to Section 7.5.1 hereof). References to obligations and disclosures Section 7.5 in this Section specifically exclude disclosures by Customer to IM employees related to improvements, changes or modifications to the Equipment and IM shall be free to sell, license and sub-license Dry HPC Technology relating to Equipment disclosed outside of the Formal Disclosure process. If Customer proposes an Customer Improvement following said [*] period, the parties will negotiate in good faith on a case by case basis any special terms and conditions that will be applicable to the sale to Third Parties of Equipment into which such future Customer Improvements may be implemented.

4.9.3                        Notwithstanding Section 12.16 of this Agreement, in the event that the parties cannot agree for a period of [*] days after escalation to their respective chief executive officers to a reasonable compensation for a Section 4.9 proposal, then either party may submit the issue of the amount of compensation due to Customer if IM implements the Customer Improvement to final and binding arbitration, before a single, mutually-acceptable arbitrator, conducted in accordance with the Commercial Arbitration Rules of AAA, solely for determination of the reasonable compensation. If the parties are unable to select a mutually acceptable arbitrator, AAA shall appoint an arbitrator or provide a method for selection. Any arbitration proceedings shall be conducted in Phoenix, Arizona. Each party shall bear its own expenses, including attorneys’ fees, and the parties will share equally the costs and fees of the arbitrator. Prior to the actual arbitration hearing, each party shall provide the arbitrator a written proposal for a reasonable compensation that such party believes to be fair to both parties in the circumstances. The arbitrator must render a written decision within [*] days of the hearing in favor of one party’s proposal or the other, without modification. The arbitrator must determine the prevailing party by assessing the proposal, and its fairness in light of the relevant Intellectual Property Rights, technology contributions, and development and commercialization costs and expenses of each party, as well as the potential markets for the proposed application and whether third party Intellectual Property. Rights, development efforts, commercialization efforts or investment is required to commercialize the proposed application. The parties shall use all reasonable efforts to complete any arbitration subject to this section within [*] months from the filing of notice of a request for such arbitration. The parties undertake and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

agree that all arbitral proceedings shall be kept confidential, and all information, documentation, materials in whatever form disclosed in the course of such arbitral proceeding shall be used solely for the purpose of those proceedings. Nothing in this section shall require IM to implement the Customer Improvement following the decision of the arbitrator.

4.10                           Impact on Customer Acceptance. The parties agree that any implementation, as set forth herein, of Customer Improvements will not delay the Customer Acceptance date, and such implementation may start prior to Customer Acceptance upon mutual agreement of the parties (with IM’s agreement not to be unreasonably withheld as long as the Customer Acceptance date will not be delayed). Furthermore, the parties agree that any Customer Improvements will not be added to the Acceptance Criteria.

4.11                           Excluded Companies. Subject to Section 4.9, IM agrees that it will not, except with the written consent of Customer, either: disclose or license to any Competitor (as defined in the Wets Workflow Purchase Agreement) any Customer Use Improvements for a period of nine (9) months after Formal Disclosure, except that IM shall have the right to provide licenses of a broad or general scope that do not specifically mention or otherwise disclose the Customer Use Improvement, or disclose, license or sell any Customer Improvement, other than an Customer Use Improvement, that Customer implements on its Equipment to any Excluded Company (as defined in the Wets Worlkflow Purchase Agreement) until [*] after such implementation. Notwithstanding the foregoing, if Customer decides not to implement such Customer Improvement within [*] days of IM’s notice that it is available. IM shall be free to license or sell such Customer Improvement without restriction.

ARTICLE 5
PAYMENTS

5.1                                 Invoicing and Payment. Unless otherwise stated in the Quote, IM shall promptly render to Customer correct and complete invoices in accordance with the terms in the Quote. which shall specify at least the following information: Purchase Order number, item number, description of goods, quantities, unit prices, extended totals and applicable taxes. Customer shall pay to IM the fees and taxes within fifteen (15) days of receiving IM’s valid invoice.

5.2                                 Transaction Taxes. Fees payable to IM under this Agreement are exclusive of any transaction taxes (including sales, use, consumption, value-added and similar transaction based taxes, or withholding taxes) which may be imposed, in accordance with applicable laws, as a result of the licenses granted by IM to Customer, and the sale of one or more Dry Workflows hereunder. Customer agrees to bear or reimburse IM for all such transaction taxes. IM assumes responsibility to timely remit tax payments that it collects from Customer to the appropriate governmental authority after receipt from Customer, in each respective jurisdiction.

ARTICLE 6
ROYALTIES; REVENUE SHARE

6.1                                 Compensation, Revenue Share or Royalties. Each party will pay the other party any compensation, revenue share payments or royalties due as agreed between the parties. Any revenue share or royalty due from a party shall be paid on a calendar quarter basis following shipment of the products that trigger the payment. Customer agrees to pay IM a royalty on any sale of Products by Customer, Customer Affiliate or Third Party licensee of Customer (“Royalty”) and provide reports and payments as set forth in Section 6.4. The operation of the Equipment in HPC Mode and the licenses granted by IM to Customer are subject to the payment of all applicable fees in the Quote and a Royalty on Products as set forth below. Customer shall pay a Royalty to IM equal to [*] percent ([*]%) on gross sales proceeds of Products, less the following when separately itemized on or included and identifiable in invoices related to the sale of the Product: (i) allowances, discounts, including cash discounts, rebates and returns all to the extent actually given in the trade by Customer or its affiliates; (ii) sales, excise and similar taxes (including but not limited to any value added tax) or duties; (iii) insurance, packaging (except packaging that directly encloses the Products), and handling, shipping, transportation or similar; and (iv) credits or repayment for rejection or return of Products. If Customer has suitable written

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

records that reflect actually incurred direct costs (including but not limited to freight out, customs, duty, distribution and warehousing). Customer may deduct such direct costs (up to an additional aggregate amount not to exceed [*]% of the gross sales proceeds for all Products during any reporting period) prior to computing the royalty on gross sales proceeds, even if such direct costs are not separately itemized to the customer. In the case that Customer enables a Third Party to make or sell a Product under license in. exchange for a royalty to Customer, the Royalty payable by Customer to IM for such use shall be calculated on the value of the Product used to calculate the royalty paid to Customer (“Product Value”). For business arrangements between Customer and Third Parties related to (i) Products for which the Product Value cannot be derived, or (ii) other Customer monetization derived through use of the Dry Workflow or Dry HPC Technology not otherwise described herein, IM and Customer agree to negotiate in good faith to set the compensation, if any, due to IM. Notwithstanding Section 12.16 of this Agreement, in the event that the parties cannot agree for a period of [*] days after escalation to their respective chief executive officers to a reasonable compensation, the parties will use the procedure of Section 4.9.3 to determine compensation due to IM.

6.2                                 Third Party Royalties. Each party shall be responsible for all of its own costs of commercializing Products or licensing Intellectual Property Rights, including any payments to Third Parties for work done by such Third Parties or for licenses necessary for the manufacture, sale, or use of Products by a party or its Affiliates or sublicensees.

6.3                                 Payment Method. All payments due under this Agreement shall be made by bank wire transfer or ACH transaction in immediately available funds to a bank account designated by the payee. Where IM is the payee, payments shall be made to the bank account below or as otherwise designated by IM. All payments hereunder shall be from a U.S. entity and made in U.S. dollars.

U.S. Domestic Wire Transfer
To: [*]
Routing & Transit #:	[*]
For credit of:	Intermolecular, Inc.
Credit account #:	[*]
By order of:	[Name of Sender]

Any payments that are not paid within thirty (30) days of the date such payments are due under this Agreement shall bear interest at the lesser of (i) [*] percent ([*]%) per month or (ii) the maximum rate permitted by law. Nothing in this Section 6.3 shall prejudice any other rights or remedies available to either party hereunder or at law or equity.

6.4                                 Reports and Payments. After the first sale of a Product on which Royalties are payable by Customer, Customer shall make [*] written reports to IM within [*] days after the end of each calendar [*], stating in each such report, separately for itself and each Affiliate and each sublicense, the number, description, and total sales of each Product sold, and a calculation of the Royalties due as a result of license grants to Third Parties, the manner of calculation of each as specified in Section 6.1. Concurrently with the making of such reports, Customer shall pay IM all amounts due as set forth in the report. In the event payment are due from IM to Customer hereunder, IM shall follow the same procedure.

6.5                                 Currency Conversions. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the quarter to which such payment pertains.

6.6                                 Records; Inspection. Each party and its Affiliates shall keep complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of such party, as the case may be, for at least [*] years following the end of the calendar [*] to which they pertain. Such records will be open for inspection during such [*] year period by an independent auditor reasonably acceptable to the audited party, solely for the purpose of verifying royalty statements

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

hereunder. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections conducted under this Section 6.6 shall be at the expense of the auditing party, unless a variation or error producing an increase of at least [*] Dollars ($[*]) and exceeding [*]percent ([*]%) of the amount stated for any period covered by the inspection is established in the course of any such inspection, whereupon all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid promptly by the audited party together with interest thereon for late payments as set forth above. Each party agrees to hold in confidence all information concerning royalty payments and reports, and  all information learned in the course of any audit or inspection, except to the extent necessary to enforce its rights under this Agreement or to the extent disclosure is required by law.

ARTICLE 7
CONFIDENTIALITY

7.1                                 Confidentiality. The parties agree that the receiving party shall not, except as expressly provided in this Article 7 disclose to any Third Party, or use for any purpose, any Confidential Information furnished to it by the disclosing party pursuant to this Agreement, except in each case to the extent that it can be established by the receiving party by competent proof that such information: (a) was already known to the receiving party. other than under an obligation of confidentiality to the disclosing party, at the time of disclosure; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this agreement; (d) was independently developed by the receiving party without use of, or reference to, the other party’s confidential information, as demonstrated by documented evidence prepared contemporaneously with such independent development; or (e) was disclosed to the receiving party, other than under an obligation of confidentiality to the disclosing party, by a Third Party authorized and entitled to disclose such information to others. Confidential Information shall not be considered within the above exceptions merely because the Confidential Information is embraced by more general information within the exceptions. Any combination of features of Confidential Information shall not be considered within the above exceptions merely because individual features, as opposed to the combination itself and its principles of operation, are within the exception.

7.2                                 Permitted Use and Disclosures. Notwithstanding the restrictions of Section 7.1, each party hereto may (a) use Confidential Information disclosed to it by the other to the extent necessary for that party to perform its obligations or exercise its rights and licenses set forth in this Agreement and (b) use or disclose Confidential Information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in (i) prosecuting or defending litigation pursuant to Article 8, (ii) complying with applicable laws, governmental regulations or court orders or submitting information to tax or other governmental authorities (including the Securities and Exchange Commission), or (iii) preparing, filing and prosecuting patent applications pursuant to this Agreement; in each case, provided that if a party is required to make any such disclosure, other than pursuant  to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure and will use reasonable efforts to secure confidential treatment of such information (whether through protective order or otherwise), except to the extent inappropriate with respect to patent applications. It is understood that either party may also disclose the Confidential Information of the other party upon receipt of the written consent to such disclosure by a duly authorized representative of the other party. It is also understood that notwithstanding other provisions of this paragraph, neither party shall disclose trade secrets of the other party without first obtaining the written consent of the party owning such trade secrets and securing an agreement with the party to whom such disclosure will be made that such trade secrets will be treated as confidential for as long as such trade secrets qualify for protection as trade secrets. It is further understood that such trade secrets are not to be included in any patent, patent application, or other document that is accessible by individuals not subject to an agreement requiring that the individuals maintain such document in confidence. It is also understood that unless expressly required in this Agreement, neither

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

party is obligated to disclose Confidential Information to the other.

7.3                                 Nondisclosure of Terms. Subject to Section 7.4, each of the parties hereto agrees not to disclose the terms of this Agreement to any Third Party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, except to such party’s attorneys, accountants, advisors, investors and financing sources and their advisors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, to the- extent required by law, in connection with the enforcement of this Agreement or rights under this Agreement or in connection with a merger, acquisition, financing transaction, or proposed merger, acquisition or financing transaction, or the like.

7.4                                 Compliance with Public Company Disclosure Obligations. Notwithstanding the provisions of Section 7.3, if a party is a Public Company (as defined below), such party may disclose from time to time such information regarding the terms of this Agreement as such party may reasonably deem to be necessary to comply with its disclosure obligations under applicable U.S. securities law or applicable stock market or NASDAQ Stock Market listing rules; provided, however, that each party shall use commercially reasonable efforts to (i) nevertheless comply with its obligations as set forth in Section 7.3, or in the event such compliance is not possible, (ii) provide the other party with a draft of the disclosure intended to be made not less than twenty-four (24) hours prior to the intended first public release or filing of such disclosure. For purposes of this section, “Public Company” shall mean a company that is subject to the reporting requirements of either Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended.

7.5                                 Firewall Protection. In addition to conforming to the confidentiality provisions in this Article 7, the following shall apply:

7.5.1                        IM will construct an IP firewall as described below in this Section around IM employees providing Services to Customer in connection with the Dry Workflow purchased herein. Only such employees of IM will be allowed to have access to such Customer confidential and proprietary information and information distribution will be based strictly on a need-to-know basis. Such employees of IM shall solely use such Customer confidential and proprietary information in providing Services to Customer. Physical copies of Customer confidential and proprietary information shall be securely locked when not in use such that only those IM employees providing such Services shall have access to such information.

7.5.2                        Customer will construct an IP firewall as described below in this Section around Customer employees who have access  at IM’s facilities to Dry HPC Technology outside of the Dry Workflow purchased hereunder. Only such employees of Customer will be allowed to have access to such IM confidential and proprietary information and such information shall not be shared with other Customer employees or Third Parties without the prior written consent of IM. Copies or samples of IM confidential and proprietary information shall not be removed or transmitted from any IM facility by Customer employees.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES;
MAINTENANCE AND SUPPORT

8.1                                 Customer. Customer represents and warrants that: (i) it has the right and authority to enter into this Agreement and to fully perform its obligations hereunder and (ii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms.

8.2                                 IM. IM represents and warrants that: (i) it has the right and authority to enter into this Agreement, and to fully perform its obligations hereunder, (ii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms, (iii) it owns or possesses a valid and enforceable license to use (with ability to sublicense) all Intellectual Property Rights licensed or sublicensed to Customer pursuant to this Agreement, (iv) it has full power and authority to license or sublicense as the case may be, all Intellectual Property Rights licensed to Customer upon the terms set forth herein, and (v) to IM’s knowledge, the use and practice of the Dry Workflow pursuant to and in accordance with the terms of this Agreement will not infringe the Intellectual Property Rights of any Third Party.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

8.3                                 Limited Warranty on Equipment and Informatics Hardware. IM warrants to Customer that for a period of [*] year from Customer Acceptance that the Equipment and Informatics Hardware is free from defects in materials and workmanship and shall conform in all material respects to its Specifications. The warranty set forth in the prior sentence shall apply only to the IM supplied components of the Equipment and Informatics Hardware and specifically excludes consumables and any components supplied by Customer. IM does not otherwise warrant the Equipment and Informatics Hardware and does not warrant that operation of the Equipment and Informatics Hardware will be uninterrupted or error free. If the Equipment and Informatics Hardware does not meet the warranty specified above during the warranty period, IM shall, at its option, repair or replace at no cost to Customer any defective or nonconforming Equipment and Informatics Hardware component. Procedures and response times in connection with warranty claims under this Section 8.3 are set forth in Exhibit D.

8.4                                 Limited Warranty on Informatics Software. IM warrants to the Customer that for a period of [*] year from Customer Acceptance the Informatics Software will conform in all material aspects with its Specifications and the documentation supplied therewith. IM will use commercially reasonable efforts to correct any nonconformities reported to IM in writing or in electronic form during the warranty period. Procedures and response times in connection with claims under this Section 8.4 are set forth in Exhibit D.

8.5                                 Warranty for Services. IM will provide Services in a professional manner using reasonable care and skill and in accordance with standard industry practice and all applicable federal, state and local laws and regulations.

8.6                                 Maintenance and Support. If Customer has and continues to pay for maintenance and support for a DryWorkflow item, as set forth in the applicable Quote and, in the future, pursuant to procedures set forth in Exhibit D, IM will provide the maintenance and support of the applicable item as set forth in Exhibit D.

8.7                                 Exclusions. The warranties and remedies set forth in Sections 8.3 and 8.4 will be void as to (i) any Dry Workflow that has been damaged, modified, or altered (other than by IM or as authorized in writing by an officer of IM) (ii) any Dry Workflow that has been subjected to physical, electrical or other environmental abuse or misuse, including improper storage or conditions not in accordance with IM’s specifications, or (iii) damage or non-conformities, in whole or in part, arising from use of the Dry Workflow with any other hardware, software, firmware, devices, or other products not provided by IM or chemicals not recommended or approved for use by IM on the Dry Workflow Equipment or as otherwise set forth in Exhibit B unless Customer can demonstrate by clear and convincing evidence that the matter described in clause (i), (ii) or (iii) above, as applicable, did not cause the non-conformity in whole or in part.

8.8                                 Disclaimer. Customer and IM specifically disclaim any representation, warranty or guarantee that the use of the Equipment, Informatics Software, Third Party Software, or Informatics Hardware, will be successful, in whole or in part. It is understood that the failure to successfully develop and commercialize any technology related to this Agreement shall not constitute a breach of any representation or warranty or other obligation under this Agreement. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, IM AND CUSTOMER MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE TECHNOLOGIES DESCRIBED HEREIN OR INFORMATION DISCLOSED HEREUNDER, AND HEREBY EXPRESSLY DISCLAIM ANY WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OF ANY TECHNOLOGY, PATENTED OR UNPATENTED, OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 9
INDEMNIFICATION

9.1                                 IM agrees to defend and hold Customer harmless from and against all claims, losses, damages, judgments, awards, settlements, and costs (including reasonable attorneys’ fees), arising out of, or resulting from, any litigation or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

proceeding brought by a Third Party alleging infringement by the Dry Workflow or the use of such Dry Workflow by Customer in the Field pursuant to and in accordance with the terms of this Agreement (“Use”) of a Third Party’s Intellectual Property Rights, provided that (i) Customer notifies IM promptly in writing of the claim (provided, however, that the failure to promptly provide notice to IM will not affect IM’s duties or obligations under this Article 9 except to the extent IM is prejudiced thereby) and (ii) Customer assists and cooperates reasonably with IM, at IM expense, in defending or settling such claim. IM shall have sole control of the defense and all related potential settlement negotiations, provided that IM shall not enter into any settlement which would materially adversely affect the Rights granted to Customer under this Agreement without Customer’s express prior written consent. Customer shall be entitled to be represented by Customer’s own counsel at Customer’s expense. Notwithstanding the foregoing, IM shall have no liability for any claim of infringement based on or arising from the use, sale, offer for sale, import license, or manufacture of Products or other related technology sold or licensed by Customer that is derived from the Dry Workflow.

9.2                                 In the event the Dry Workflow or Use thereof is held, or IM, in good faith and in its sole discretion, believes may be held, to infringe or misappropriate any Intellectual Property Rights of a Third Party, IM shall at its sole expense: (i) obtain a license to continue to use the Dry Workflow without additional charge to Customer; or (ii) modify the Dry Workflow or Use thereof, so they are non-infringing and meet the applicable Acceptance Criteria (“Non-Infringing Modification”). IM’s indemnification obligations shall cease if Customer fails or refuses to implement any Non-Infringing Modification or if the Use is other than a licensed Use.

9.3                                 Notwithstanding anything to the contrary in this Agreement, IM provides no indemnification of claims that Third Party Software infringes Third Party Intellectual Property Rights if said claims do not allege that the infringement was caused by use of the Third Party Software in combination with other elements of the Wets Workflow. Customer’s right to indemnification, if any, in connection with such claims shall be governed by its applicable Third Party end user license agreement.

9.4                                 The foregoing indemnity states the sole obligations and exclusive liability of IM, and Customer’s sole recourse and exclusive remedy for any Third Party claim of infringement or misappropriation of an Intellectual Property Right by IM under this Agreement.

ARTICLE 10
LIMITATION OF LIABILITY

EXCEPT FOR A BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 7 AND EXCEPT FOR BREACHES OF ANY LICENSE RESTRICTIONS, OR ANY PAYMENT OBLIGATIONS RESULTING FROM AN INDEMNIFICATION OBLIGATION HEREUNDER, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER, UNDER CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY LOST REVENUE, LOST PROFITS, EQUIPMENT DOWN-TIME, OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR A BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 7 AND EXCEPT FOR BREACHES OF ANY LICENSE RESTRICTIONS, OR ANY PAYMENT OBLIGATIONS RESULTING FROM AN INDEMNIFICATION OBLIGATION HEREUNDER, IN NO EVENT WILL EITHER PARTY’S LIABILITY TO THE OTHER UNDER THIS AGREEMENT EXCEED THE GREATER OF (A) ONE MILLION DOLLARS ($1,000,000), (B) THE REMAINING BOOK VALUE FOR THE DRY WORKFLOW ITEM THAT IS THE SUBJECT OF THE CLAIM, AT THE TIME THE CLAIM IS MADE, AND (C) THE AMOUNTS PAID OR PAYABLE BY SUCH PARTY TO THE OTHER PARTY IN THE TWELVE (12) MONTHS PRECEDING THE CLAIM.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 11
TERMINATION

11.1                           Term of Agreement. The term of this Agreement shall commence on the Effective Date, and, unless terminated earlier as provided in this Article 11, shall continue in full force and effect until the termination of all HPC Site Licenses and HPC-Enabled Informatics Software Licenses granted under this Agreement.

11.2                           Termination. Either party to this Agreement may terminate this Agreement (including any associated purchase order), in whole or in part, in the event the other party shall have materially breached or defaulted in the performance of any of its material obligations under this Agreement, and such default shall have continued for [*] after written notice thereof was provided to the breaching party by the non-breaching party. Any termination shall become effective at the end of such [*] period unless the breaching party (or any other party on its behalf) has cured any such breach or default prior to the expiration of such [*] period. In the event Customer terminates this Agreement due to a material breach that is not cured per the above term prior to Customer Acceptance, IM shall promptly refund to Customer any amounts paid hereunder (or in the event of a termination in part, the amounts paid for the item(s) that is the subject of the termination).

11.3                           Effect of Termination. All licenses under the Agreement shall terminate, and IM and Customer shall promptly return to the other all Confidential Information received from the other party related to this Agreement, except (i) one copy of which may be retained for archival purposes, or (ii) to the extent that such Confidential Information is necessary to practice a continuing right or obligation; provided, however that the applicable party may, at its option, destroy any Confidential Information it is otherwise obligated to return and certify such destruction to the other party. Except as expressly provided herein, Section 4.2 and Articles 5 — 12, shall survive the expiration or termination of this Agreement for any reason.

ARTICLE 12
MISCELLANEOUS

12.1                           Governing Law. This Agreement and any disputes arising from the construction, performance or breach hereof shall be governed by and construed in accordance with the laws of the State of New York in the United States, without regard to its choice of law rules.

12.2                           Assignment. Neither party shall assign this Agreement, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably conditioned, delayed or withheld; provided, however, that either party may assign this Agreement without such consent to an Affiliate or to a successor in interest to its business (whether by merger, acquisition, consolidation, change of control, reorganization or sale of substantially all of its assets) and the terms of the Agreement shall continue in effect without modification after such assignment, including without limitation the royalty provisions herein which shall be binding upon any permitted assignee. Any purported assignment without such consent shall be void and of no effect. Subject to the foregoing sentence, this Agreement will be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

12.3                           No Implied License. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be created by implication, estoppel or otherwise. Each party reserves all rights not expressly granted to the other party under this Agreement.

12.4                           Representation by Legal Counsel. Each party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the parties agree that no presumption shall exist or be implied against the party that drafted such terms and provisions.

12.5                           Waiver. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

12.6                           Non-Solicitation. For a period of [*] from the Effective Date, neither IM nor Customer will individually, or in concert with or through any other person, actively recruit or solicit employment of any scientific or technical

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

personnel of the other party. The foregoing restriction shall not apply to, or be breached by: (i) advertising open positions, participating in job fairs, and conducting comparable activities to recruit skilled or unskilled help from the general public, or responding to individuals contacted through such methods, (ii) responding to unsolicited inquiries about employment opportunities or possibilities from job placement agencies or other agents acting for unidentified principals, or (iii) responding to unsolicited inquiries about employment opportunities from any individual.

12.7                           Other Restrictions. The Parties are simultaneously entering into an Amendment to Addendum to Wets Workflow Purchase Agreement (“Amendment”), which Amendment contains certain restrictions concerning the sale by IM of Dry Workflows.

12.8                           Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the parties and their commercial bargain.

12.9                           Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint ventures of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

12.10                     Compliance with Laws. In exercising its rights under the licenses granted hereunder, and in undertaking the activities outlined in this Agreement, each party shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement including those applicable to the discovery, development, manufacture, distribution, import and export and sale of products based on technology developed pursuant to this Agreement.

12.11                     Export Control Regulations. Without limiting the parties’ obligations under Section 12.9 above, the rights and obligations of the parties under this Agreement, shall he subject in all respects to United States laws and regulations as shall from time to time govern the license and delivery of technology abroad. Without in any way limiting the provisions of this Agreement, IM and Customer agree that each will not export, reexport, or transship, directly or indirectly, to any country, any of the technical data disclosed to it by the other party hereto if such export would violate the laws of the United States or the regulations of any department or agency of the United States Government. IM will notify Customer if any Dry Workflow item is classified for export restriction.

12.12                     Notices. All notices, requests and other communications hereunder shall be in writing and shall be hand delivered or sent by express delivery service with confirmation of receipt to the Chief Legal Officer of the party at the address listed above. Any such notice shall be deemed to have been given when received. Either party may change its address by giving the other party written notice, delivered in accordance with this section.

12.13                     Force Majeure. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, act of God, earthquake, flood, lockout, embargo, act of terrorism, governmental acts or orders or restrictions, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party and such party has exerted all reasonable efforts to avoid or remedy such force majeure.

12.14                     Headings; Construction. The captions to the several articles and sections hereof are not part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation. As used in this Agreement, the word “including” means “including without limitation.”

12.15                     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

together shall be deemed to be one and the same agreement.

12.16                     Dispute Resolution. If a dispute arises between the parties relating to the interpretation or performance of this Agreement, representatives of the parties with decision-making authority shall meet to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If such a meeting is requested, it must he held, unless the parties otherwise agree, within [*] calendar days from receipt of such request (the “Request”). If within [*] calendar days after such meeting the parties have not resolved such dispute, the Chief Executive Officers of both parties shall meet within [*] calendar days after the end of such [*] day period to discuss and attempt to resolve the dispute. If the parties have not resolved the dispute within [*] calendar days after the Request, either party may submit such dispute to final and binding arbitration before a single, mutually acceptable arbitrator, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”).  If the parties are unable to select a mutually acceptable arbitrator, AAA shall appoint an arbitrator or provide a method for selection.  Any arbitration proceedings shall be conducted in Phoenix, Arizona.  The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time that the parties must expend for discovery.  Each party shall bear its own expenses, including attorneys’ fees, and the parties will share equally the costs and fees of the arbitrator.  The parties shall use all reasonable efforts to complete any arbitration subject to this section within [*] months from the filing of notice of a request for such arbitration.  The parties agree that any award shall not include punitive damages and shall be consistent with the limitation of liability provisions set forth in this Agreement. The arbitrator shall not have the power to add terms not contained in this Agreement or to refuse to enforce any term. Judgment upon any decision rendered by the arbitrator may be entered by any court having jurisdiction. The parties undertake and agree that all arbitral proceedings and all information, documentation, materials in whatever form disclosed in the course of such arbitral proceeding shall be deemed Confidential Information hereunder. Notwithstanding any of the foregoing, either party shall have the right to seek, at its own cost and expense, preliminary and temporary injunctive relief pending resolution of the dispute.

12.17                     Entire Agreement. This Agreement, together with all Exhibits hereto, constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior negotiations and understandings between the parties, both oral and written, regarding such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Intermolecular, Inc.

By:	/s/ David Lazovsky

Name:	David Lazovsky
Title:	President & CEO
Date:	12/12/08

Customer

By:	/s/ Daniel P. Sharkey

Name:	Daniel P. Sharkey
Title:	EVP, Business Development
Date:	12/12/08

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit A	Customer: ATMI Date: Dec 9, 2008 Quote#: 200805001-09

Description	Qty	List Price	Ext List	Disc. %	Price
Dry Workflow
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[*]	[*]	[*]	[*]	[*]	[*]
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[*]	[*]	[*]	[*]	[*]	[*]
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Total ATM Alliance HPC-Enabled Dry Workflow Price			[*]	[*]	[*]

Payment terms.

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[*]

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HPC Use Licenses, Maintenance & Support, Annual Renewal
[*]	[*]	[*]	[*]	[*]	[*]
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[*]	[*]	[*]	[*]	[*]	[*]
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[*]	[*]	[*]	[*]	[*]	[*]
[*]
Total ATM Alliance HPC Use Licenses, Maintenance & Support, Annual Renewal			[*]	[*]	[*]

Quote subject to Dry Workflow Purchase Agreement

2895 Zanker Road	San Jose, CA 95134	www.intermolecular.com	phone (408) 416-2300	fax (408) 416-2301

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit A	Customer: ATMI Date: Dec 9, 2008 Quote#: 200805001-09

Extended Descriptions

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[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit B
[*] Tool specifications

The Specification will be updated by mutual written agreement of the Parties pursuant to and in accordance with Sections 1.25 of the Agreement.

Tool configuration

•                                          [*]

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Facilities Requirements

•                                          [*]

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•                                          [*]

Tool Functionality

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[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[*]

•                                          [*]

Recommended Spares and Consumables

Intermolecular will provide a list prior to Customer Acceptance.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit C
Acceptance Criteria

Acceptance Criteria will be updated by mutual written agreement of the Parties pursuant to and in accordance with Section 3.2 of the Agreement.

[*]

Test	Metric	Measurement Specifics	Performance
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

[*]

Test	Metric	Measurement Specifics	Performance
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[*]

Test	Metric	Measurement Specifics	Performance
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

[*]

Test	Metric	Measurement Specifics	Performance
[*]	[*]	[*]	[*]

[*]

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit D: IM Maintenance and Support Services

I.                                         General Terms

A.                                    Services and Term

IM shall provide maintenance and support services set forth herein for the Dry Workflow upon Customer Acceptance of the Dry Workflow and continue for a period of one (1) year (the “Initial Maintenance and Support Term”).

IM shall continue to provide said services during any additional term during which Customer renews maintenance and support services (“Renewal Term”) in accordance with the procedure set forth below. Each Renewal Term shall consist of a one-year period: (a) the first Renewal Term shall commence the day following the last day of the Initial Maintenance and Support Term; and (b) any subsequent Renewal Terms shall commence on the anniversary of the first day of the first Renewal Term.

Nothing in this Exhibit D shall reduce IM’s warranty obligations set forth in the Agreement.

Not less than [*] days prior to the conclusion of the Initial Maintenance and Support Term, IM shall send Customer written notice of the date that the Initial Maintenance and Support Term is scheduled to expire, together with a Quote for maintenance and support services for the first Renewal Term.

If Customer thereupon provides IM with an acceptable Purchase Order in connection with the Quote, IM shall invoice Customer in accordance with Section 5.1 of the Agreement, and provide maintenance and support services for the first Renewal Term. Not less than [*] days prior to the end of any Renewal Period, IM shall provide Customer with notice specifying whether IM intends to continue to offer maintenance and support services for the Dry Workflow in question; if so, IM shall specify the price for maintenance and support for the next Renewal Term subject to Section 4.4.5.

IM will advise Customer in advance when IM believes that maintenance and support services fall outside of the range of supported services and will provide Customer with a description of the work and any applicable charges. IM shall provide an estimate of any likely charges in advance of the services and shall notify Customer if it believes the services are not covered hereunder as soon as practical once a determination is made by IM. During the services, if IM finds that the resolution is within the maintenance and support services defined herein and in the Agreement, Customer will incur no charges. All charges by IM shall be at the rates specified in the Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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B.                                    Error Classification and Response Times

The following terms shall apply with respect to support for Equipment, . Informatics Hardware, and/or Informatics Software:

Error Classification:

(a)                                  Priority 1 Error: System down with critical business impact to Customer. No viable workaround, but Customer needs an immediate fix or workaround to get up and running again.

(b)                                 Priority 2 Error: Critical problem with significant business impact to Customer. A viable workaround exists, but Customer needs a fix other than a workaround.

(c)                                  Priority 3 Error: Problem identified with moderate business impact to Customer for which a workaround may be adequate.

Response Times. IM customer service may be initiated by calling 408 416-2300 or such other number or email provided to Customer for that purpose. IM will use its best judgment to determine the priority level of each reported error and shall inform Customer of any change and the basis thereof. IM shall provide and maintain for Customer contact and escalation procedures for Customer personnel to reach an appropriate IM employee as follows:

(a)                                  Acknowledgement:

(i)                                     Priority 1 Errors: From [*] to [*], IM shall acknowledge the Customer call within [*] of Customer initiating the process of contacting IM; From [*] to [*], IM shall acknowledge the Customer call by [*], or within [*] of Customer initiating the process of contacting IM, whichever is later; If Customer requires faster response during a defined time period, e.g. during a critical demo, IM shall make a best effort to put in place a shorter response time, if Customer has provided reasonable notice prior to that defined time period.

(ii)                                  Priority 2 and 3 Errors: Between the hours of [*] and[*],[*],[*] through [*], excluding [*] (or such other hours and days as may be mutually agreed to by the parties, from time to time), IM shall acknowledge the Customer call within [*] of Customer contacting IM. At all other times, IM shall acknowledge customer by [*] the [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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(b)                                 Resolution Plan:

(i)                                     Priority 1 Errors: Upon acknowledging a Priority 1 Error, IM shall provide Customer an initial assessment within [*] and an error resolution plan within [*]. IM will use best commercial efforts to promptly resolve the error through an update, through the implementation of a viable workaround, or through any other means that provides the fastest time for Customer to be up and running again. IM will give Customer periodic reports, or immediately upon Customer’s request, on the status of relevant error resolution plans and activities.

(ii)                                  Priority 2 Errors: Upon acknowledging a Priority 2 Error, IM shall provide Customer an initial assessment within [*] and an error resolution plan within [*]. IM will use best commercial efforts to (i) include an error correction in the next Informatics Update, if any, and/or (ii) to schedule and execute in a timely fashion error resolution activities for Informatics Hardware or Equipment.

(iii)                               Priority 3 Errors: Upon acknowledging a Priority 3 Error, IM shall provide Customer an initial assessment within [*] and an error resolution plan within [*]. IM will use best commercial efforts to (i) include an error correction in the next Update, if any of the Software, and/or (ii) to implement in a timely fashion a workaround and/or schedule and execute error correction activities for Informatics Hardware or Equipment.

II.                                     Maintenance and Support Services

A.                                    Informatics Hardware and Equipment Support.

During the Initial Maintenance and Support Term and any Renewal Term, IM shall use best commercial efforts to do the following:

(a)                                  IM shall maintain the Equipment and Informatics Hardware in accordance with the warranty in the Agreement. Service may also include scheduled preventative maintenance, as determined by IM. Remedial maintenance will be provided by IM during normal working hours as agreed between IM and Customer. Customer shall provide full and free access to the Equipment and Informatics Hardware as needed to perform any Services hereunder, subject to Customer’s reasonable policies and procedures.

(b)                                 IM shall replace parts as deemed necessary by IM. Customer must inform IM if any replaced parts may be contaminated with hazardous or toxic materials. All parts may be furnished on an exchange basis and will be new or equivalent to new. Replaced parts removed from the Equipment or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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Informatics Hardware shall, at IM’s sole option, become the property of IM. All consumable items, including but not limited to wafers, vials, chemicals, are excluded from coverage hereunder.

(c)                                  IM shall not be responsible for maintenance and support services under the contract based on (i) damage caused by the Exclusions in Section 8.7 of the Agreement, (ii) adjustments, repairs or replacement parts required because of operator-caused error or repeated misuse of Equipment or Informatics Hardware; (iii) a non-conformity arising from or after relocation of the Equipment or Informatics Hardware without prior written approval of IM, which shall not be unreasonably withheld, unless Customer can demonstrate by clear and convincing evidence that the relocation did not cause the non-conformity, in whole or in part, or (iv) damages covered by Section 12.13 of the Agreement. All repairs required by such excluded damage will be subject to an additional charge, as agreed in advance in writing by IM and Customer.

B.                                    Informatics Software Support

During the Initial Maintenance and. Support Term and during any Renewal Term, IM shall use best commercial efforts to do the following:

(a)                                  IM shall maintain the Informatics Software in accordance with the warranty set forth in the Agreement. Customer shall provide VPN site to site Internet access to the data network located at the Site. Customer will fund the data circuits located in the Customer data center and IM will fund the data circuits located in its data center. Customer shall institute and document, prior to installation of the Informatics Hardware, and maintain thereafter, a reasonable firewall management policy to enable appropriate access and block unneeded access to the Informatics Software and Third Party Software installed on Informatics Hardware as needed to diagnose any problem or perform any services to be provided hereunder, subject to the provisions of Section 7.5 (IP Firewall) of the Agreement. The response times and procedures set forth above shall not apply for any error or problem if limits on IM’s access to the Informatics Software inhibit IM’s ability to conduct an initial assessment, make a diagnosis, provide an error resolution plan, and/or perform any services related to resolution of that error or problem.

(b)                                 Customer must include in each error-report information sufficient to enable IM to reproduce and verify the suspected error. Failure to supply this information may delay IM’s response. IM will acknowledge each reported error via telephone, facsimile transmission or electronic mail to the Named User reporting the ‘error within [*] of its original report, and will use commercially reasonable efforts consistent with the severity of the error to reproduce and verify reported errors and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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provide Updates (including workarounds) in accordance with the terms set forth herein. Customer agrees to use commercially reasonable efforts to assist IM in its efforts to find corrections to confirmed errors.

(c)                                  IM is not required to support or maintain any version of the Software except its then-current, commercially released version. and the version that immediately preceded that version. For such immediately preceding software version, IM shall use commercially reasonable efforts to provide error-fixing updates, but shall have no obligation to provide upgrades that improve the functionality of that software version.

(d)                                 IM shall not be responsible for maintenance and support services under the contract based on (i) altered or modified Informatics Software, (ii) any combination of Informatics Software with other software or hardware not supplied pursuant to the Agreement, (iii) errors caused by Customer’s negligence or fault, (iv) software used with hardware other than Equipment or Informatics Hardware, and (v) errors in Third Party Software.

(e)                                  IM is not obligated to provide, free of charge services, additional services, outside of the range of normal support services, such as (1) debugging problems in non-IM-supported software or products, or in combinations of supported and non-supported software or products where the problem occurs in products or software not supplied by IM, and (2) other cases where IM reasonably judges it highly likely that the suspected problem is not its responsibility.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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